UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2021

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders (“Annual Meeting”) of AutoWeb, Inc. (“Company”) was held on June 16, 2021, at the principal executive office of the Company. A total of 10,816,727 shares of the Company’s Common Stock, par value $0.001 per share, were present or represented by proxy at the Annual Meeting, representing 80.3% of the Company’s shares outstanding as of April 22, 2021, the record date for the Annual Meeting.

Set forth below are brief descriptions of each of the three proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal. The Company’s stockholders approved the election of each of the nominees for election as Class II Directors under Proposal 1 and approved both Proposals 2 and 3.

Proposal 1.	Election of three Class II Directors of the Company to hold office until the 2024 Annual Meeting of Stockholders and until the election and qualification of such directors’ successors:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael A. Carpenter	6,223,762	1,718,282	2,874,683
Mark N. Kaplan	6,209,414	1,732,630	2,874,683
Jose Vargas	7,234,710	707,334	2,874,683

Proposal 2.	Advisory vote on the compensation of the Company’s named executive officers (“Say-On-Pay”):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,215,764	1,702,826	23,454	2,874,683

Proposal 3.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2021:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,479,818	49,684	1,287,225	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 17, 2021
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary